EXHIBIT 10.6.2
Schedule identifying substantially identical agreements, between Visteon Corporation (“Visteon”) and each of the persons named below, to the Revised Change in Control Agreement and Amendment to Revised Change of Control Agreement constituting Exhibits 10.6 and 10.6.1, respectively, to the Annual Report on Form 10-K of Visteon for the fiscal year ended December 31, 2007.

Name

Michael F. Johnston

Donald J. Stebbins

William G. Quigley III

John Donofrio

Dorothy P. Stephenson